UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2012

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On October 19, 2012, Associated Estates Realty Corporation (the “Company”) entered into a Second Amendment to Term Loan Agreement (“Amended Term Loan”) that increased the Company's loan commitment from $125 million to $150 million. The Company has borrowed the full amount of the commitment. The Amended Term Loan initially bears interest at LIBOR plus a spread of 160 basis points. The interest rate spread over LIBOR is based upon a financial ratio and may range between 160 and 235 basis points for LIBOR-based loans. When the Company maintains Investment Grade ratings as defined, the interest rate spread over LIBOR will be based upon such rating and may range between 125 and 220 basis points. In addition to increasing the loan amount, the maturity date was extended from June 2, 2016 to January 3, 2018. Certain other modifications were also made to the Amended Term Loan that are reflected in Exhibit 4.1 to this Form 8-K. The Amended Term Loan was secured through PNC Capital Markets LLC, acting as Lead Arranger and PNC Bank, National Association, acting as Administrative Agent. Wells Fargo Bank, N.A. acted as Syndication Agent and U.S. Bank, National Association and Bank of America, N.A. acted as Documentation Agent. The other participating banks are Raymond James Bank, N.A., RBS Citizens, N.A., and Citibank, N.A. The Amended Term Loan contains financial covenants that include, without limitation, a maximum debt limitation and ratios related to net worth, leverage, fixed charge coverage, unencumbered interest coverage, and dividend payments. The Amended Term Loan includes other customary representations, warranties and covenants.
Certain modifications have been made to the Company's Unsecured Revolving Credit Facility to conform to changes made in connection with the Amended Term Loan.
Bank of America, N.A., Citibank, N.A., PNC Bank, National Association, Raymond James Bank, N.A., RBS Citizens, N.A., U.S. Bank, National Association, Wells Fargo Bank, N.A. and/or their respective affiliates, have performed, and any or all of the banks and/or their affiliates may in the future perform, various commercial banking, investment banking and other administrative services for the Company for which they have received, as applicable, and will receive, customary fees and expenses.
ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.
ITEM 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit 4.1. Second Amendment to Term Loan Agreement dated October 19, 2012, between Associated Estates Realty Corporation and PNC Bank, National Association and the other banks and financial institutions.

Exhibit 4.2. First Amendment to Second Amended and Restated Credit Agreement dated October 19, 2012, between Associated Estates Realty Corporation and PNC Bank, National Association and the several banks, financial institutions and other entities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

October 24, 2012	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer